Exhibit 10.38                       GUARANTEE



                               KEYSPAN CORPORATION



                                  IN FAVOUR OF

                                   LENDERS TO



                         KEYSPAN ENERGY DEVELOPMENT CO.

                                    GUARANTEE

                                TABLE OF CONTENTS

                                    ARTICLE 1
                         DEFINITIONS AND INTERPRETATION
1.1         Definitions...........................................................................................1
1.2         Headings and Guarantee References.....................................................................6
1.3         Number; Person........................................................................................6
1.4         Time; Including.......................................................................................6
1.5         Legislation...........................................................................................6
1.6         Administrative Agent for Guarantee Beneficiaries......................................................7
1.7         Accounting Principles.................................................................................7

                                    ARTICLE 2
                            No collateral agreements

2.1         Acknowledgement.......................................................................................8
2.2         Subsidiary Assets Not Charged.........................................................................8

                                    ARTICLE 3
                                    Guarantee

3.1         Guarantee.............................................................................................9
3.2         Continuing Guarantee..................................................................................9
3.3         Other Guarantors......................................................................................9
3.4         Borrower..............................................................................................9
3.5         Acknowledgement of Continued Liability...............................................................10
3.6         Payment on Demand; Interest..........................................................................10
3.7         Statement of Obligations.............................................................................11
3.8         Not Bound to Exhaust Recourse........................................................................11
3.9         Corporate Authority..................................................................................11
3.10        Reinstatement........................................................................................12
3.11        Subrogation and Indemnity............................................................................12
3.12        Postponement of Claims...............................................................................12
3.13        Filing of Claims in Insolvency.......................................................................13
3.14        Appropriation........................................................................................13
3.15        Interest Act.........................................................................................13

                                    ARTICLE 4
                            obligations not released

4.1         Obligations Absolute.................................................................................14
4.2         Security provided by the Borrower....................................................................16
4.3         Dealing with the Borrower............................................................................17
4.4         Extensions...........................................................................................17
4.5         Increased Commitments................................................................................18

                                    ARTICLE 5
                         representations and warranties

5.1         Representations and Warranties By the Guarantor......................................................18
5.2         General..............................................................................................20

                                    ARTICLE 6
                                    covenants

6.1         Covenants of the Guarantor...........................................................................21

                                    ARTICLE 7
                             expenses and INDEMNITY

7.1         Expenses.............................................................................................24
7.2         Indemnity............................................................................................25

                                    ARTICLE 8
                                     general

8.1         Notice...............................................................................................26
8.2         Governing Law and Jurisdiction.......................................................................27
8.3         Judgment Currency....................................................................................27
8.4         Payments Free and Clear of Taxes.....................................................................28
8.5         Prohibited Rate......................................................................................30
8.6         Assignment...........................................................................................30
8.7         Severability.........................................................................................31
8.8         Whole Agreement......................................................................................31
8.9         Amendments, Waivers and Consents.....................................................................31
8.10        Further Assurances...................................................................................31
8.11        Time of the Essence..................................................................................31
8.12        Separate Action......................................................................................32
8.13        Waiver and Acknowledgement...........................................................................32
8.14        No Merger............................................................................................32
8.15        Successors and Assigns...............................................................................33
8.16        Execution............................................................................................33


                                    SCHEDULES



Schedule 1               Litigation Schedule

                                    GUARANTEE

                               KEYSPAN CORPORATION

         THIS GUARANTEE is made as of July 29th, 1999 by KeySpan Corporation, a corporation duly organized and existing under the laws of the State of New York (the "Guarantor"), in favour of the Guarantee Beneficiaries.

     WHEREAS the Lenders have, pursuant to the Credit Agreement, made available the Credit Facility to the Borrower;

         AND WHEREAS the obligation of the Lenders to make the Credit Facility available to the Borrower is conditional on, among other things, the execution and delivery by the Guarantor of this Guarantee and, as consideration therefor and in order to induce the Lenders to make the Credit Facility available to the Borrower, the Guarantor has agreed with the Lenders and the Administrative Agent to guarantee the due and punctual payment and discharge of the Guaranteed Obligations in accordance with the provisions of this Guarantee;

         AND WHEREAS the Borrower is an indirect wholly owned Subsidiary of the Guarantor, and it is in the best interests of the Guarantor that the Credit Facility be made available by the Lenders to the Borrower;

         NOW THEREFORE, WITNESSETH THAT IN CONSIDERATION of the Lenders entering into the Credit Agreement with the Borrower and for other good and valuable consideration, the receipt and adequacy of which is acknowledged by the Guarantor, the Guarantor covenants and agrees as follows:

                                   ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

1.1      Definitions

         In this Guarantee, unless something in the subject matter or context is inconsistent therewith:

         "Administrative Agent" means Royal Bank of Canada, when acting in its capacity as Administrative Agent under the Credit Agreement, and includes any successor Administrative Agent appointed pursuant to
         Section 13.10 of the Credit Agreement;

          "Affiliate" has the meaning set forth in the Business Corporations Act (Alberta);

          "Applicable Environmental Laws" means those Applicable Laws which are Environmental Laws;

         "Applicable Law" means, with respect to any person, property, transaction or event, all applicable provisions of laws, statutes, regulations, rules, guidelines, by-laws, ordinances, treaties, orders, policies, judgments, decrees and official directives of any Governmental Authority or any person acting under any Governmental Authority;

         "Banking Day" means a day, excluding Saturday and Sunday, on which banks generally are open for business in Calgary, Alberta, Canada and New York, New York, United States of America;

          "Borrower" means KeySpan Energy Development Co., an unlimited liability company organized and existing under the laws of Nova Scotia, Canada, and any successor thereto permitted pursuant to the Credit Agreement;

         "Borrower's Counsel" means the firm of Macleod Dixon, or such other firm of legal counsel as the Borrower may from time to time designate;

         "Canadian Dollars" and "Cdn $" mean the lawful money of Canada;

          "Canadian Prime Rate" shall have the meaning given to it in the Credit Agreement;

         "Commitment" has the meaning given to it in the Credit Agreement;

         "Consolidated Tangible Net Worth" of the Guarantor means, at any time:
         (a) the total amount of common shareholders' equity of the Guarantor as shown on the most current consolidated balance sheet of the Guarantor at such time, as determined in accordance with GAAP; less (b) amounts in respect of (i) goodwill, trademarks, licenses, patents, patent rights, patent licenses, copyrights, trade names, organization expenses, licenses, franchises, share issuance expenses and other similar assets, and (ii) all other assets which are treated as intangibles in accordance with GAAP;

         "Credit Agreement" means the document entitled "Credit Agreement", among the Borrower, the Lenders and the Administrative Agent, dated as of July 29th, 1999, as amended, restated, replaced or substituted from time to time, and includes all agreements and instruments entered into by the Borrower pursuant thereto or in connection therewith;

         "Credit Facility" means the extendible revolving/term credit facility made available to the Borrower by the Lenders pursuant to, and subject to the terms and conditions of, the Credit Agreement;

         "Debt" means senior, unsecured long term debt;

         "Environmental Laws" mean all applicable federal, provincial, state, regional, municipal or local laws with respect to the environment or environmental or public health and safety matters contained in statutes, regulations, rules, by-laws, ordinances, treaties, orders, judgments, decrees, approvals, notices, permits or policies, guidelines or directives having the force of law;

         "Equivalent Amount" means, on any date, the equivalent amount in Canadian Dollars or United States Dollars, as the case may be, after giving effect to a conversion of a specified amount of United States Dollars to Canadian Dollars or of Canadian Dollars to United States Dollars, as the case may be, at the noon spot rate of exchange for Canadian interbank transactions established by the Bank of Canada for the day in question, or, if such rate is for any reason unavailable, at the spot rate quoted for wholesale transactions by the Administrative Agent at approximately noon (Toronto time) on that date in accordance with its normal practice;

          "Event of Default" shall have the meaning given to it in the Credit Agreement;

         "Fiscal Quarter" means the first three months of a Fiscal Year, and each successive period of three months in such Fiscal Year;

         "Fiscal Year" means the fiscal year as adopted by the Guarantor from time to time and which is currently the one year period commencing on January 1 of each year and ending on December 31 of each year;

         "GAAP" shall have the meaning given to it in Section 1.7;

         "Governmental Authority" means:

     (a) any government, parliament or legislature, any regulatory or administrative authority, agency, commission or board (including any board having jurisdiction in respect of public utilities) and any other statute, rule or regulation making entity having jurisdiction in the relevant circumstances;

     (b) any person acting under authority of any of the foregoing or under a statute, rule or regulation thereof; and

     (c) any judicial, administrative or arbitral court, authority, tribunal or commission having jurisdiction in the relevant circumstances;

          "Guarantee" means this guarantee, as it may be amended, restated, replaced or substituted from time to time;

          "Guarantee Beneficiaries" means, collectively, the Administrative Agent and the Lenders;

         "Guaranteed Obligations" means all present and future indebtedness, obligations and liabilities of the Borrower to the Guarantee Beneficiaries or any of them under or relating to the Credit Agreement, whether direct or indirect, absolute or contingent, matured or not, liquidated or unliquidated, and whether incurred alone or with others, and including, without limitation:

     (a) indebtedness for principal (including obligations in respect of bankers' acceptances), interest (both before and after maturity, default and judgment), fees (including stamping fees and commitment fees), costs and expenses (including breakage costs and enforcement expenses) and indemnities; and

     (b) obligations and liabilities under any order or judgment of any court of competent jurisdiction arising out of or related to the Credit Agreement;

         "Lenders" means each of the financial institutions named on Schedule A to the Credit Agreement as a Lender which has executed the Credit Agreement, and any person which has become a party thereto as a Lender, and includes Royal Bank of Canada in its capacity as a Lender, but excluding any such financial institution, the Commitment of which has been reduced to zero, and excluding the Administrative Agent in its capacity as the Administrative Agent;

         "Lenders' Counsel" means the firm of Stikeman, Elliott, or such other firm of legal counsel as the Administrative Agent may from time to time designate;

         "Material Adverse Effect" means, with respect to the Guarantor, a material adverse effect on:

     (a) its business, condition (financial or otherwise), operations, assets or properties, taken as a whole; provided that a Material Adverse Effect with respect to the Guarantor shall occur under this paragraph
          (a) only if there has been a Material Adverse Effect on the Guarantor and its Subsidiaries taken as a whole;

     (b)  the validity or enforceability of this Guarantee;

     (c) the ability of the Guarantor to perform its obligations under this Guarantee;

     (d) the rights or remedies of the Guarantee Beneficiaries or any one or more of them under this Guarantee; or

     (e) the ability of the Guarantor to pay any amounts payable by it under this Guarantee or under any other documents provided to or that the Guarantor enters into with the Guaranteed Beneficiaries or any one or more of them in connection with the Credit Agreement or this Guarantee;

         "Moody's" means Moody's Investors Services, Inc., and its successors;

         "person" includes an individual, corporation, partnership, joint venture, association, trust, unincorporated organization, government or any agency or instrumentality thereof, or any other entity;

          "S&P"  means   Standard  and  Poor's  Ratings  Group,  a  division  of
          McGraw-Hill, Inc., and its successors;

         "Security Interest" means a mortgage, pledge, deposit by way of security, charge, hypothec, assignment by way of security, security interest, lien (whether statutory, equitable or at common law), title retention agreement, lease with option to purchase, right of set-off (if created for the purpose of directly or indirectly securing the repayment of borrowed money), and any other interest in property or assets, howsoever created or arising, that secures payment or performance of an obligation, including a trust and statutory deemed trust;

         "Subsidiary" means:

(a) any corporation of which at least a majority of the outstanding shares having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, shares of any other class or classes of such corporation might have voting power by reason of the happening of any contingency, unless the contingency has occurred and then only for as long as it continues) is, at the time, directly or indirectly beneficially owned by the Guarantor or one or more of its Subsidiaries or by the Guarantor and one or more of its Subsidiaries; and

(b) any partnership of which at least a majority of the outstanding income interests or capital interests are at the time directly or indirectly beneficially owned by the Guarantor or one or more of its Subsidiaries or by the Guarantor and one or more of its Subsidiaries;

         "Taxes" shall have the meaning given to it in the Credit Agreement;

          "United States Dollars" and "U.S. $" means the lawful money of the United States of America; and

         "Year 2000 Compliance" means a product is compliant if the product, when used in accordance with its associated documentation, is capable of processing, providing, and/or receiving data without material error relating to date data which represents or references different centuries or more than one century, provided all other products used with the product properly exchange similarly accurate date data with the product. "Year 2000 Compliant" shall have a corresponding meaning.

1.2      Headings and Guarantee References

(a) The division of this Guarantee into Articles, Sections, Schedules, the inclusion of a table of contents and the insertion of headings is for convenience of reference only and shall not affect the construction or interpretation of this Guarantee.

(b) The terms "this Guarantee", "hereof", "hereunder" and similar expressions refer to this Guarantee and not to any particular Article, Section, Schedule or other portion hereof, and include any amendments or supplements hereto. Unless otherwise stated, references herein to Articles, Sections and Schedules are to Articles, Sections and Schedules of this Guarantee. References to "the date hereof" or similar references shall mean the date of this Guarantee.

1.3      Number; Person

         Words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and vice versa.

1.4      Time; Including

     (a) Unless otherwise stated, references to time shall mean local time in Calgary, Alberta, Canada.

     (b) The word "including" shall not be construed to limit or restrict the generality of the matter that precedes it.

1.5      Legislation

         All references herein to a statute include, unless otherwise stated, regulations passed or in force pursuant thereto and any amendments to such statute or regulations from time to time, and any legislation or regulations substantially replacing the same or substantially replacing any specific provision to which such reference is made.

1.6      Administrative Agent for Guarantee Beneficiaries

     (a) Any action that may be taken, communication or demand given or remedy exercised by the Guarantee Beneficiaries hereunder may be taken, given or exercised by the Administrative Agent on their behalf, and any payment required to be made by the Guarantor to the Guarantee Beneficiaries hereunder shall be made to the Administrative Agent on behalf of the Guarantee Beneficiaries.

     (b) All documents, statements, certificates and other materials required to be delivered by the Guarantor to the Administrative Agent hereunder shall be delivered in a sufficient number of copies to allow the Administrative Agent to deliver one such copy to each Guarantee Beneficiary.

     (c) A reference in this Guarantee to the "Guarantee Beneficiaries" shall be a reference to the Guarantee Beneficiaries or any one or more of them, as the case may be.

     (d) The Guarantor shall be entitled to rely upon any certificate, notice or other document (including any facsimile) or other advice, statement or instruction provided to it by the Administrative Agent pursuant to this Guarantee. Except with respect to Sections 3.5, 3.14, 7.2 and any Lender's demand or enforcement of remedies hereunder (collectively, the "Guarantee Beneficiary Actions") the Guarantor shall be entitled to deal with the Administrative Agent with respect to all matters under this Guarantee, without any obligation whatsoever to satisfy itself as to the authority of the Administrative Agent to act on behalf  of the  Guarantee  Beneficiaries  and  without  any  liability whatsoever to the Guarantee Beneficiaries for relying upon any certificate, notice or other document or other advice, statement or instruction provided to it by the Administrative Agent, notwithstanding any lack of authority of the Administrative Agent to provide the same.

          Notwithstanding the foregoing the applicable Guarantee Beneficiary may authorize the Guarantor to deal with the Administrative Agent with respect to any Guarantee Beneficiary Action undertaken by that Guarantee Beneficiary.

1.7      Accounting Principles

         Wherever in this Guarantee reference is made to "GAAP", such reference shall be deemed to be to the generally accepted accounting principles in the United States of America from time to time approved by the American Institute of Chartered Accountants, or any successor institute, applicable as at the date on which the relevant determination or calculation is made or required to be made. Where the character or amount of any asset or liability or item of revenue or expense is required to be determined, or any consolidation or other accounting computation is required to be made for the purpose of this Guarantee, such determination or calculation shall, unless the context otherwise requires, be made in accordance with GAAP applied on a consistent basis.

                                   ARTICLE 2
                            NO COLLATERAL AGREEMENTS
                            ------------------------

2.1      Acknowledgement

         The Guarantor confirms that its obligations under this Guarantee are not subject to any promise or condition affecting or limiting its liability, and no statement, representation, collateral agreement or promise by the Guarantee Beneficiaries or any of them or by any officer, employee or agent of any of them forms any part of this Guarantee or has induced the making thereof, or shall be deemed in any way to affect the Guarantor's liability hereunder. It is intended that all conditions and limitations relating to this Guarantee are expressly set out herein, failing which the Guarantor expressly waives reliance on any conditions or limitations not set forth herein as a defence to or limitation of its obligations hereunder.

2.2      Subsidiary Assets Not Charged

         This Guarantee is an unsecured guarantee and does not create or grant any charge on or security over any of the property and assets of the Guarantor or any of its Subsidiaries, including its Subsidiaries, Brooklyn Union, Brooklyn Union of Long Island and KeySpan Generation LLC (the "Utility Subsidiaries"). No lien, levy, execution, seizure, attachment, garnishment or other encumbrance whatsoever may be placed on or enforced against any of the property and assets of the Utility Subsidiaries, and no obligation of the Borrower or the Guarantor may be enforced against any of the Utility Subsidiaries, as a consequence of this Guarantee or in connection with the enforcement hereof, notwithstanding any Applicable Law, common law or equitable principle to the contrary, including any bankruptcy law, principle of consolidation or otherwise whatsoever; provided that nothing herein shall in any way restrict the Guarantee Beneficiaries from enforcing any claim or judgment pursuant to this Guarantee against any assets of the Guarantor, including against the shares or other securities of the Utility Subsidiaries held by the Guarantor.

                                    ARTICLE 3
                                    GUARANTEE
                                    ---------

3.1      Guarantee

         The Guarantor hereby absolutely, unconditionally and irrevocably guarantees to the Guarantee Beneficiaries the due and punctual payment and discharge of all of the Guaranteed Obligations. The Guarantor covenants that the Guaranteed Obligations will be duly and punctually paid and discharged in accordance with the terms of the Credit Agreement, whether the same become due on maturity, by mandatory prepayment, by demand, by acceleration or otherwise.

3.2      Continuing Guarantee

         This Guarantee shall be a continuing guarantee, shall cover and secure any ultimate balance of the Guaranteed Obligations owing to the Guarantee Beneficiaries, and shall be operative and binding notwithstanding that at any time or times the Guaranteed Obligations may be zero, or that any payments from time to time may be made to the Guarantee Beneficiaries, or any settlements of account effected, or any other thing whatsoever done, suffered or permitted, or any other action short of actual payment of all the Guaranteed Obligations and any other amounts payable hereunder.

3.3      Other Guarantors

     (a) This Guarantee shall be operative and binding regardless of whether or not any proposed guarantor or any other persons have executed or shall execute a guarantee in respect of the Guaranteed Obligations or is or are or shall become in any other way responsible to the Guarantee Beneficiaries for or in respect of the Guaranteed Obligations or any part thereof, and regardless of whether or not any other persons now or hereafter liable to the Guarantee Beneficiaries for the Guaranteed Obligations or any part thereof (whether under this Guarantee or otherwise) shall cease to be so liable.

     (b) The Guarantor's obligations hereunder shall be joint and several with any other guarantor guaranteeing all or any part of the Guaranteed Obligations.

3.4      Borrower

         This Guarantee shall extend to the Borrower's obligations to the Guarantee Beneficiaries under the Credit Agreement notwithstanding any change or changes in the name, business, shareholders, directorate, powers, objects, capital structure, organization or management of the Borrower, and notwithstanding any reorganization of the Borrower or the amalgamation or other merger or combination of the Borrower with another or others (including with the Guarantor, in which case the obligations of the Guarantor under and in respect of the Credit Agreement shall be direct), or the sale or disposal of any of the Borrower's properties, business or undertaking in whole or in part to another or others, or the amendment, surrender, forfeiture or termination of the Borrower's certificate of incorporation, memorandum of association, articles of association or by-laws or the receivership, dissolution, insolvency, winding-up, arrangement, reorganization, bankruptcy or liquidation of or in respect of the Borrower, and no such event shall lessen, release or discharge the obligations of the Guarantor under this Guarantee.

3.5      Acknowledgement of Continued Liability

         The Guarantor shall, from time to time, forthwith on the reasonable request of any Guarantee Beneficiary:

     (a) deliver to such Guarantee Beneficiary suitable acknowledgements of the Guarantor's continued liability hereunder in such form as Lenders' Counsel may advise; and

     (b) prevent any action brought against the Guarantor hereunder from being barred by any statute of limitations now or hereafter in force in the province of Alberta, Canada, the state of New York, United States of America and elsewhere, and in the event of the failure of the Guarantor to do so, the Guarantor hereby irrevocably appoints each Guarantee Beneficiary the attorney in fact and agent of the Guarantor to make, execute and deliver such written acknowledgements or other instruments as may from time to time become necessary or advisable to fully maintain and keep in force the liability of the Guarantor hereunder.

3.6      Payment on Demand; Interest

     (a) At any time when an Event of Default is continuing, the Guarantee Beneficiaries shall be entitled to immediate payment of the Guaranteed Obligations by the Guarantor on written demand for payment made by the Administrative Agent on the Guarantor.

     (b) If and whenever the Administrative Agent makes demand for payment upon the Guarantor as provided in this Section, the Guarantor shall be liable to the Guarantee Beneficiaries for the amount demanded directly as principal, and not just as surety, and will not plead or assert to the contrary in any proceeding taken by or on behalf of the Guarantee Beneficiaries in enforcing this Guarantee.

     (c) The Guarantor shall pay interest on the amount of the Guaranteed Obligations for which demand shall have been made hereunder (but without duplication of interest payable under the Credit Agreement), computed from and including the date of the applicable demand until payment in full, both before and after default, maturity and judgment, at the rate or rates provided in the Credit Agreement in respect of the obligation so demanded, calculated and compounded in the manner set out in the Credit Agreement.

     (d) All amounts payable by the Guarantor under this Guarantee shall be paid without set-off or counterclaim and without any deduction whatsoever.

     (e) The Guarantor acknowledges that the Guaranteed Obligations may be payable either in United States Dollars or Canadian Dollars or partly in one currency and partly in the other, and, without limiting the effect of Section 8.3, the Guarantor agrees to make all required payments hereunder in the currency or currencies in which such Guaranteed Obligations are owing by the Borrower.

3.7      Statement of Obligations

         Any account settled between the Administrative Agent and the Borrower as to the amount of the Guaranteed Obligations shall be conclusive evidence thereof. All right to question in any way the Guarantee Beneficiaries' present or future method of dealing with the Borrower, or with any persons now or hereafter liable to the Guarantee Beneficiaries for the Guaranteed Obligations or any part thereof, or with any security held by the Guarantee Beneficiaries, or with any property covered thereby, is hereby waived. The Guarantor waives any right it may otherwise have to be kept appraised, advised or informed by the Guarantee Beneficiaries (or any of them) of the activities, or of the position (financial or otherwise), of the Borrower. The Guarantor hereby renounces all benefits of discussion and division.

3.8      Not Bound to Exhaust Recourse

         The Guarantee Beneficiaries shall not be bound to exhaust their recourse against the Borrower or to pursue any rights or remedies they may have against the Borrower or any other persons, or to pursue any rights or remedies under any security, or to value any security, or to make any demand on or present any note or security to the Borrower or any other person, before demanding or being entitled to payment from the Guarantor hereunder.

3.9      Corporate Authority

         The Guarantee Beneficiaries shall not be concerned to see or enquire into the status, powers, capacity, authority or ability of the Borrower or any of its directors, officers or agents acting or purporting to act on its behalf, and all moneys, advances, renewals and credits in fact borrowed or obtained in the professed exercise of such powers shall be deemed to form part of the Guaranteed Obligations even if irregularly, fraudulently, defectively or informally effected, or in excess of the powers or authority of the Borrower or any of its directors, officers or agents, and notwithstanding any incapacity or disability of any thereof, and further notwithstanding any actual or constructive notice of the Administrative Agent or any of the Guarantee Beneficiaries of the authority or lack of authority of the Borrower or its directors, officers, employees or agents.

3.10     Reinstatement

         This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment of the Guaranteed Obligations or any part thereof is rescinded or must otherwise be restored or returned by the Guarantee Beneficiaries or any of them upon the insolvency, bankruptcy or reorganization of the Borrower or the Guarantor or for any other reason whatsoever, all as though such payment had not been made.

3.11     Subrogation and Indemnity

         The Guarantor shall not exercise any rights which it may have acquired by way of subrogation, indemnity or contribution under this Guarantee (by virtue of any payment being made by it hereunder, or any liability of it to make payment hereunder, or otherwise) or exercise any right of contribution against any other guarantor, unless and until all Guaranteed Obligations have been finally paid and performed in full. If any amount shall be paid (including through any exercise of set-off rights) to the Guarantor arising out of or based upon such right of subrogation, indemnity or contribution at a time when the Guaranteed Obligations have not been finally paid and performed in full, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held by the Guarantor in trust for, the Guarantee Beneficiaries, and shall forthwith be paid to the Guarantee Beneficiaries, to be credited and applied to the Guaranteed Obligations, whether matured or unmatured.

3.12     Postponement of Claims

         All indebtedness, obligations and liabilities, present and future, direct or indirect, of the Borrower to the Guarantor (the "Intercorporate Debt"), together with each and every security therefor, shall be and is hereby subordinated and postponed to the prior payment in full of all of the Guaranteed Obligations, and all monies received by the Guarantor on account of the principal amount of any Intercorporate Debt, and all monies received by the Guarantor on account of interest or other amounts paid or payable in respect of any Intercorporate Debt at any time following the occurrence and during the continuance of an Event of Default, shall be received and held by the Guarantor in trust for the Guarantee Beneficiaries, and forthwith upon demand by the Administrative Agent shall be paid over to the Guarantee Beneficiaries and applied to the Guaranteed Obligations until the Guaranteed Obligations are finally paid and satisfied in full, all without prejudice to, and without in any way limiting or lessening, the liability of the Guarantor to the Guarantee Beneficiaries under this Guarantee.

3.13     Filing of Claims in Insolvency

         Notwithstanding Section 3.12, on request by the Administrative Agent, the Guarantor will file, enforce and collect all claims against the Borrower in any receivership, bankruptcy or other proceedings in which the filing of claims is contemplated by law in respect of any indebtedness of the Borrower to the Guarantor, and will hold in trust and assign to the Administrative Agent, on behalf of the Guarantee Beneficiaries, all of the Guarantor's rights thereunder. If the Guarantor fails to file, enforce or collect any such claim:

     (a) the Administrative Agent, as attorney in fact and agent of the Guarantor, is hereby authorized to do so in the name of the Guarantor or, in its discretion, to assign the claim to the Administrative Agent on behalf of the Guarantee Beneficiaries and to cause a proof of claim to be filed in the Guarantee Beneficiaries' name or the name of the Administrative Agent; and

     (b) in all such cases, the person or persons authorized to pay such claim shall be fully authorized and entitled to pay to the Guarantee Beneficiaries or the Administrative Agent the full amount payable on the claim in the proceeding before making any payment to the
          Guarantor, and to the extent necessary to give effect hereto, the Guarantor hereby assigns to the Administrative Agent on behalf of the Guarantee Beneficiaries all of its rights to any payments or distributions to which the Guarantor otherwise would be entitled in such proceeding.

3.14     Appropriation

         The Guarantee Beneficiaries shall be at liberty (without in any way prejudicing or affecting their rights hereunder) to appropriate any payment made or monies received to any portion of the Guaranteed Obligations, whether then due or to become due, and from time to time to revoke or alter any such appropriation, all as the Guarantee Beneficiaries see fit; provided that any such payment or monies shall first be applied against Guaranteed Obligations which are due before being appropriated to Guaranteed Obligations which are not due.

3.15     Interest Act

         The Guarantor hereby acknowledges that certain of the rates of interest applicable to the Guaranteed Obligations or any other amounts payable by the Guarantor hereunder may be computed on the basis of a year of 360 days or 365 days, as the case may be, and paid for the actual number of days elapsed. For purposes of the Interest Act (Canada), whenever any interest is calculated using a rate based on a year of 360 days or 365 days, as the case may be, such rate, determined pursuant to such calculation, when expressed as an annual rate, is equivalent to the amount obtained when the product of:

     (a) the applicable rate based on a year of 360 days or 365 days, as the case may be; and

     (b) the actual number of days in the calendar year in which the period for such interest is payable (or compounded) ends;

is divided by 360 or 365, as the case may be.

                                   ARTICLE 4
                            OBLIGATIONS NOT RELEASED

4.1      Obligations Absolute

         The obligations of the Guarantor hereunder shall be absolute and unconditional, and shall not be released, discharged or in any way lessened, abated or reduced by:

     (a) the Guarantee Beneficiaries agreeing to any renewal, extension, change, variation, alteration, waiver or modification in or in respect of the Guaranteed Obligations, the Credit Agreement or any security, or anything done, suffered or permitted by the Guarantee Beneficiaries in relation to the Guaranteed Obligations, the Credit Agreement, or any security, including any amendment or change in the manner, time, place or calculation of payment of the Guaranteed Obligations (including increases or decreases in interest rates);

     (b) extensions of time or any indulgence being given to the Borrower or any other person by the Guarantee Beneficiaries,

     (c) any contest by the Borrower or any other person as to the validity or enforceability of any terms of the Credit Agreement or any security provided in respect of the Credit Agreement or of the amount of the Guaranteed Obligations;

     (d) any defence, counter-claim or right of set-off available to the Borrower or the Guarantor, whether in connection with this Guarantee or the Credit Agreement or any unrelated transaction;

     (e) the merging of the Credit Agreement, any security or the Guaranteed Obligations or other obligations of the Borrower in, or any alteration thereof by virtue of, any subsequent agreement or amending agreement;

     (f) the Guarantee Beneficiaries agreeing to any compromise, proposal, arrangement or plan of reorganization affecting the Borrower or any other guarantor;

     (g) the Guarantee Beneficiaries agreeing to the release at any time or from time to time of any other guarantor or other person liable directly or as surety or otherwise for the Guaranteed Obligations or any part thereof, or the addition of any guarantor, endorser or surety from time to time;

     (h) the Guarantee Beneficiaries failing or omitting to take, or refraining from taking, any action to enforce the Credit Agreement, or any security or any rights or remedies thereunder, or proving the claim or part of the claim of the Guarantee Beneficiaries in any liquidation, bankruptcy, winding-up, compromise, receivership, arrangement or other proceeding relating to the Borrower or any other person;

     (i) the lack of validity or enforceability (in whole or in part) for any reason of, or any informality, defect or irregularity in or omission from, the Guaranteed Obligations, the Credit Agreement or any security, or any impossibility, impracticability, frustration, illegality, force majeure, act of government or change in Applicable Laws, or the loans, advances or other obligations constituting the Guaranteed Obligations having been made in excess of the power of the Guarantee Beneficiaries or any of them or in contravention of any of their governing statutes or constating documents;

     (j) any invalidity, irregularity or unenforceability of any term, condition, covenant or obligation in or arising under, or pursuant to, this Guarantee or the Credit Agreement or any other guarantee held by the Administrative Agent or the Lenders for the Guaranteed Obligations;

     (k) any common law or statute bar on enforcement of the whole or any part of the Guaranteed Obligations, the Credit Agreement or any security, or any stay of proceedings in respect of the Borrower or any other direct or indirect guarantor of the Guaranteed Obligations;

     (l) any defence that the Guarantor might have based on a failure to have been or to have remained informed of the condition (financial or otherwise) of the Borrower or any other guarantor, or of any circumstances affecting the ability of the Borrower to perform under the Credit Agreement;

     (m) any incapacity, disability or lack or limitation of status or power of the Borrower, the Guarantor or any other guarantor of the Guaranteed Obligations;

     (n) any notice by the Guarantor purporting in any way to limit its liability hereunder in respect of any Guaranteed Obligations, whether arising prior or subsequent to such notice;

     (o) the bankruptcy, insolvency, liquidation, dissolution or winding up of the Borrower, the Guarantor or any other guarantor of the Guaranteed Obligations;

     (p) any Applicable Law now or hereafter in effect in any jurisdiction affecting any of the Guaranteed Obligations or the rights of the Administrative Agent or the Lenders with respect thereto; or

     (q) any other event or circumstance which might otherwise constitute a legal or equitable defence available to, or discharge of, the Guarantor, the Borrower or any other person of or in respect of the Guaranteed Obligations;

in each case regardless of how substantial or material such event or circumstance mentioned above may be, or however prejudicial it may be to the Guarantor, and without any requirement for notice to the Guarantor of any of the foregoing.

4.2      Security provided by the Borrower

     (a) Without limiting the generality of Section 4.1, the Guarantee Beneficiaries shall, subject to the provisions of the Credit Agreement, be at liberty (without in any way prejudicing or affecting their rights hereunder) from time to time to receive any security for the Guaranteed Obligations or any part thereof as they may deem proper, and may give-up, vary, exchange, release, discharge, waive, postpone, subordinate, abandon or otherwise deal with, or fail to deal with, security or any part thereof or property covered thereby or allow the Borrower or others to deal with the property covered thereby, all as the Guarantee Beneficiaries may consider expedient or appropriate; provided that nothing in this Guarantee shall obligate the Borrower or the Guarantor to provide any such security.

     (b) The Guarantee Beneficiaries may, without releasing in whole or in part the Guarantor, abstain from perfecting or registering, or from continuing any such perfection or registration, or from taking advantage of, any security or the provisions of any Applicable Laws relating thereto.

     (c) The Guarantee Beneficiaries may realize or refrain from realizing upon any security when, and in such manner as, the Guarantee Beneficiaries deem expedient, and the Guarantor waives any right it may have to receive notice of any actions or proceedings taken in respect thereof.

     (d)  Neither:

          (i) any loss of or in respect of any security or the property covered thereby, whether occasioned by the negligence or wilful misconduct of the Guarantee Beneficiaries or otherwise (including improvident or improper handling, collection or realization thereof or thereunder); nor

          (ii) the failure by the Guarantee Beneficiaries, in whole or in part, to put or keep themselves in a position to deliver the security or any of it to the Guarantor on payment of the Guaranteed Obligations;

               shall in any way limit, lessen or release or otherwise abate the liability of the Guarantor hereunder.

     (e) The Guarantor shall not have any recourse against the Administrative Agent or the Lenders for any invalidity, non-perfection or unenforceability of any security held by the Administrative Agent or the Lenders in respect of the Guaranteed Obligations or any irregularity or defect in the manner or procedure by which the Administrative Agent or the Lenders realize on such security, whether occasioned by the fault of the Administrative Agent or the Lenders or otherwise.

4.3      Dealing with the Borrower

         It is the intent of the Guarantor and the Guarantee Beneficiaries that the Guarantee Beneficiaries may discontinue, reduce, increase or otherwise vary the Guaranteed Obligations and otherwise deal, in the broadest sense of that word, with the Borrower and others, including any other guarantor, as the Guarantee Beneficiaries may see fit, all without prejudice to or in any way limiting or lessening the Guarantor's liability hereunder and without necessity for obtaining the consent of, or giving notice to, the Guarantor.

4.4      Extensions

         Without limiting the generality of the foregoing Sections in this Article, the Guarantor hereby specifically authorizes and consents to any requests now or hereafter made by the Borrower from time to time for any extension of the revolving period or any maturity date under the Credit Agreement, and to the granting by the Guarantee Beneficiaries of any such extension from time to time, regardless of whether or not the Guarantor signs or otherwise consents to any particular request. For certainty, but without limitation, all amounts advanced and otherwise owing during any such extended period, and all interest thereon and fees, expenses and indemnities related thereto, shall form part of the Guaranteed Obligations.

4.5      Increased Commitments

         Notwithstanding anything to the contrary contained herein if and whenever the Guarantee Beneficiaries and the Borrower amend or restate the Credit Agreement by agreement in writing to increase the aggregate principal amount of the Commitments, the Guarantor shall not be liable hereunder to pay any such aggregate principal amount of the Commitments in excess of Cdn. $200,000,000 (or the Equivalent Amount thereof) unless the Guarantor has agreed in writing with the Guarantee Beneficiaries to be liable for such excess aggregate principal amount; provided that the foregoing provisions of this Section shall not relieve the Guarantor of any other obligations under this Guarantee all of which other obligations shall continue in full force and effect and shall be binding on the Guarantor.

                                   ARTICLE 5
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

5.1      Representations and Warranties By the Guarantor

         The Guarantor represents and warrants to the Guarantee Beneficiaries as follows, and acknowledges that the Guarantee Beneficiaries are relying on such representations and warranties in entering into the Credit Agreement and making the Credit Facility available to the Borrower:

     (a)  Incorporation and Registration: it is:

          (i) duly organized and validly existing under the laws of the State of New York and is a valid and subsisting corporation in good standing under the laws of the State of New York;

          (ii) duly licensed, registered or qualified to carry on business in the State of New York, and in all other jurisdictions where the character of its property owned or leased or the nature of the activities conducted by it makes such licensing, registration or qualification necessary and where a failure to so register would have a Material Adverse Effect in respect of the Guarantor;

          (iii)a public corporation with its common shares listed and posted for trading on the New York Stock Exchange;

     (b) Corporate Power and Capacity: it has the full corporate power, capacity and authority to own or lease its properties, to carry on its businesses as presently conducted, to guarantee obligations and to perform all of its obligations hereunder. Without limiting the generality of the foregoing, there are no restrictions, limitations, conditions or constraints of any nature whatsoever (whether by Applicable Law, contract or otherwise) in respect of or adversely affecting the power, capacity and authority of the Guarantor to execute, deliver and perform all of its obligations under this Guarantee;

     (c) Principal Business; Licenses and Permits: it has obtained and continues to hold all licences, permits, franchises, consents and other authorizations materially necessary to its ownership of its material property and to the conduct of its material business;

     (d) Authorizations: it is duly authorized to guarantee the Guaranteed Obligations and to execute, deliver and perform its obligations under and in respect of this Guarantee, and all corporate steps and proceedings necessary for the due execution and delivery of this Guarantee by it and the performance of its obligations hereunder have been taken;

     (e) Validity and Enforceability: this Guarantee has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of it, enforceable by the Guarantee Beneficiaries in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar Applicable Laws affecting creditor's rights generally from time to time in effect, and to equitable principles, which may limit the availability of certain remedies, including the remedy of specific performance;

     (f) Non-Violation of Instruments: the execution, delivery and performance by it of this Guarantee does not and will not: (i) contravene its charter or by-laws; (ii) contravene any Applicable Laws (including any financial assistance prohibitions of Applicable Laws); (iii) contravene any instrument, indenture, contract or other agreement or commitment to which it or its assets are bound, or require any consent thereunder, except to the extent that if any such contravention occurred or if such consent was not received that in either case there would not be a Material Adverse Effect on the Guarantor; or (iv) contravene any resolution of its directors or officers or any committee of either;

     (g) Approvals and Consents: no consent, authorization, approval or other action by, and no notice to or filing or registration with, any Governmental Authority is required to be obtained or made by or on behalf of the Guarantor for the due execution, delivery and performance by it of this Guarantee or to ensure the validity or enforceability thereof against it, other than those that have been made or obtained;

     (h) No Actions: there are no actions, suits, claims or proceedings (including counterclaims or third party proceedings) existing or, to its knowledge, threatened against it or its property or its Subsidiaries or their properties before any Governmental Authority having jurisdiction in the circumstances in respect of which there is a reasonable possibility of a determination adverse to the Guarantor or any of its Subsidiaries which would be reasonably likely to have a Material Adverse Effect in respect of the Guarantor, except as set forth on Schedule 1 hereto;

     (i) Title to Shares: it has indirect ownership of 100% of the issued and outstanding shares of every class of the capital stock of the Borrower, free and clear of any Security Interests or adverse claims whatsoever;

     (j) Pari Passu: all of its payment obligations under this Guarantee rank at least pari passu in priority of payment with its other Debt and in priority to all of its indebtedness for borrowed money to any of its Affiliates;

     (k) Financial Information: its audited consolidated financial statements, (including its consolidated balance sheet, its consolidated statement of income and its consolidated statement of cash flows) for the period ending December 31, 1998 are true and correct in all material respects as at the date thereof, have (in respect of financial data) been prepared in accordance with GAAP, and fairly present its financial position and condition as at the date thereof;

     (l) Financial Condition: since December 31, 1998 nothing has occurred (whether external or internal to it) which has had, or would be reasonably likely to have, a Material Adverse Effect in respect of the Guarantor; and

     (m) Ratings of Debt: its Debt is rated A3 by Moody's and A- by S&P as of the date hereof.

5.2      General

     (a) The Guarantor acknowledges that the Guarantee Beneficiaries have entered into the Credit Agreement and agreed to extend credit to the Borrower in full reliance upon the foregoing representations and warranties. Such representations and warranties shall survive until the Credit Agreement and this Guarantee have been terminated by the Guarantee Beneficiaries. Any investigations made at any time by or on behalf of any of or all of the Guarantee Beneficiaries shall not diminish in any respect whatsoever any Guarantee Beneficiary's right to rely on such representations and warranties.

     (b) All statements certified as true in any certificates or other documents and all information contained in any financial statements delivered by or on behalf of the Guarantor under or pursuant to this Guarantee shall constitute representations and warranties made by the Guarantor to the Guarantee Beneficiaries under this Guarantee.

                                    ARTICLE 6
                                    COVENANTS
                                    ---------

6.1      Covenants of the Guarantor

         The Guarantor covenants and agrees with the Guarantee Beneficiaries that it shall:

     (a) Maintain Corporate Existence: except as permitted by paragraph (d), maintain and preserve its corporate existence and organization in good standing in each jurisdiction in which it carries on a material business or owns material property, and make all corporate and other filings necessary therefore, and obtain and maintain all licences, permits, franchises, consents and other authorizations materially necessary to the ownership of its material property and to the conduct of its material business in each such jurisdiction;

     (b) Conduct Business: carry on and continuously conduct its businesses, activities and operations in an efficient, diligent and businesslike manner and in accordance with good industry practices unless failure to do so would not have a Material Adverse Effect on the Guarantor;

     (c) Comply with Laws: comply in all material respects with Applicable Laws, including Applicable Environmental Laws, where failure to do so would be likely to have a Material Adverse Effect in respect of the Guarantor;

     (d) Reorganizations: not become a party to any transaction whereby all or any substantial part of its property would become the property of any other person, whether by way of reconstruction, reorganization, arrangement, recapitalization, consolidation, dissolution, winding-up, liquidation, amalgamation, merger, combination, transfer, sale, lease or otherwise, unless:

          (i) the successor or acquiror resulting from such transaction ("Successor Corporation") is (or upon consummation of the transaction will be) a corporation or other legal entity incorporated, continued or amalgamated and validly subsisting under the laws of the United States of America (or one of its States), the laws of Canada (or one of its Provinces) or the laws of a member state of the European Union;

          (ii) the Successor Corporation has executed, prior to or contemporaneously with the consummation of such transaction, such instruments, if any, as are, in the opinion of Lenders' Counsel (acting reasonably), necessary or advisable to evidence the obligation of the Successor Corporation to observe and perform all the Guarantor's obligations under this Guarantee;

          (iii)no default has occurred and is continuing under this Guarantee immediately prior to such transaction or will occur or would be
               continuing   under   this   Guarantee   immediately   after  such
               transaction;

          (iv) such transaction does not result in a Material Adverse Effect in respect of the Guarantor, or adversely affect the validity or enforceability of this Guarantee in any manner; and

          (v) the Debt of the Successor Corporation has been assigned a rating of at least Baa3 by Moody's (or an equivalent rating by a substitute rating entity which are both acceptable to the Guarantee Beneficiaries) and BBB- by S&P (or an equivalent rating by a substitute rating entity which are both acceptable to the Guarantee Beneficiaries);

     (e) Annual Financial Statements: furnish to the Administrative Agent, within 120 days after the end of each of its Fiscal Years, audited annual financial statements of it (including, without limitation, its consolidated balance sheet, its consolidated statement of income and its consolidated statement of cash flows), prepared in accordance with GAAP and setting forth in each case comparative figures from its preceding fiscal year, together with a report of auditors of recognized national standing thereon;

     (f) Quarterly Financial Statements: furnish to the Administrative Agent, within 60 days after the end of each of its first, second and third Fiscal Quarters and within 120 days after the end of its fourth Fiscal Quarter, of each of its Fiscal Years, unaudited financial statements of it for each such quarter (including, without limitation, its consolidated balance sheet, its consolidated statement of income and its consolidated statement of cash flows) prepared in accordance with GAAP, setting forth in each case comparative figures for the corresponding period in the preceding fiscal year;

     (g) Other Financial Reports: promptly furnish to the Administrative Agent any financial or operating statements or reports relating to its business or affairs as the Administrative Agent may reasonably request from time to time in writing;

     (h) Maintain Property: maintain, protect and preserve its property and assets in accordance with good business practice except to the extent that failure to do so would not have a Material Adverse Effect on the Guarantor;

     (i)  Notices: promptly given written notice to the Administrative Agent of:

          (i) Defaults: any breach of a representation, warranty or any covenant, or other default, under this Guarantee, promptly (but in any event with 7 Banking Days) after it becomes aware of the same;

          (ii) Financial Reporting: any material amendment to its method of financial reporting, together with full particulars thereof, the reasons therefor and effect thereof;

          (iii)Actions Against: the commencement of, or any new development in, any action, suit or proceeding against it before any Governmental Authority which individually or together with any such other actions, suits or proceedings against it could reasonably be expected to have a Material Adverse Effect;

          (iv) Amendments to Charter or By-laws: any material amendment of its charter or by-laws, such notice to include a copy of the amendment;

          (v) Credit Agreement Defaults: any material default by it under any agreement or agreements creating, evidencing or guaranteeing indebtedness for borrowed money in an aggregate amount in excess of U.S.$50,000,000 (or the Equivalent Amount in other currencies), or any default or event which could entitle the lender or holder thereof to accelerate the payment of such indebtedness in excess of such aggregate amount; and

          (vi) Rating Changes: any change in the rating of its Debt by Moody's or S&P, or the failure of either Moody's or S&P to rate its Debt;

     (j) Maintain Ownership of Borrower: maintain direct or indirect ownership of all of the issued and outstanding shares of all classes of the capital stock of the Borrower;

     (k) Restriction on Disposition of Assets: not, in any Fiscal Year, sell or dispose of (other than in connection with a transaction permitted by, and undertaken in accordance with the provisions of, Section 6.1(d)) any substantial part of its property or assets; provided that the foregoing shall not prohibit any such sale or disposition which, together with all other such sales or dispositions in any Fiscal Year, could not reasonably be expected to have a Material Adverse Effect; and provided further that in any event, the Guarantor shall at all times, both before and after any such sale or disposition, continue to have a Consolidated Tangible Net Worth equal of at least U.S.$1,600,000,000;

     (l) Subordination: ensure that payment of all long term debt for borrowed money (including any current portion of that long term debt) owed by the Guarantor to any Affiliate of the Guarantor is postponed and subordinated in right of payment to all amounts payable by the Guarantor to the Guarantee Beneficiaries under this Guarantee;

     (m)  Guaranteed   Obligations  Pari  Passu:   ensure  that  the  Guaranteed
          Obligations rank at least pari passu in priority of payment with all other long term debt for borrowed money of the Guarantor;

     (n) Maintenance of Ratings: cause its Debt to continue to be assigned a rating by each of Moody's and S&P;

     (o) Remain Publicly Traded: cause its common stock or other equity securities to continue to be listed and posted for trading on the New York Stock Exchange;

     (p) Pay all Amounts: punctually pay all amounts payable by it pursuant to this Guarantee; and

     (q) Year 2000 Compliance: take all reasonable commercial efforts as part of its Year 2000 Compliance program, to ensure that its material mission-critical computer systems and programs are Year 2000 Compliant as soon as practicable and, in any event before December 31, 1999.

                                   ARTICLE 7
                             EXPENSES AND INDEMNITY
                             ----------------------

7.1      Expenses

         The Guarantor shall pay to the Guarantee Beneficiaries all reasonable out-of-pocket costs and expenses, including all reasonable legal fees (on a solicitor and his own client basis) and other expenses incurred by the Guarantee Beneficiaries from time to time in the enforcement, realization and collection of or in respect of this Guarantee. All such amounts shall be payable by the Guarantor on demand, shall bear interest at a rate per annum equal to the Canadian Prime Rate plus 2% per annum, calculated from the date incurred by the Guarantee Beneficiaries to the date paid by the Guarantor, compounded monthly on the last day of each month, both before and after default, maturity and judgment.

7.2      Indemnity

         The Guarantor shall indemnify the Guarantee Beneficiaries and hold them harmless against all losses, costs, expenses, liabilities, claims or damages (collectively, the "Claims") incurred by the Guarantee Beneficiaries as a result of:

     (a) any representation or warranty made herein by the Guarantor being incorrect at the time it was made;

     (b)  a  default  by  the  Guarantor  in  the  payment  of  any   Guaranteed
          Obligations;

     (c) the failure by the Guarantor to comply with any of its covenants or other obligations hereunder; or

     (d)  non-compliance by the Guarantor with Applicable Environmental Laws;

provided that this indemnity shall not apply in respect of any Claims which are caused by the gross negligence or wilful misconduct of the Guarantee Beneficiary claiming to be indemnified.

         Without limiting the generality of the foregoing, the foregoing indemnities shall extend to:

          (i) reasonable legal fees (on a solicitor and his own client basis), including the costs of defending and/or counterclaiming or claiming over against third parties in respect of any action or matter; and

          (ii) any amounts payable arising out of a settlement of any action brought against the Guarantee Beneficiaries with or without the consent of the Guarantor.

         The foregoing indemnities shall also extend to the officers, directors, employees, agents, shareholders and assignees of the Guarantee Beneficiaries, and the Guarantee Beneficiaries will hold the benefit of the foregoing indemnities in trust for such indemnified parties to the extent necessary to give effect hereto. A certificate of a Guarantee Beneficiary (accompanied by reasonably detailed particulars) as to the amount of any such loss or expense shall be prima facie proof of the amount thereof. The amount required to be paid by the Guarantor hereunder shall be payable by the Guarantor on demand, and shall bear interest at Canadian Prime Rate plus 2% per annum, calculated from the date any indemnified amount is paid by any one or more Guarantee Beneficiaries to the date paid by the Guarantor, both before and after default, maturity and judgment. The undertakings and indemnities set out in this Section shall survive the payment and satisfaction of the Guaranteed Obligations and the termination of the Credit Agreement and this Guarantee.

                                    ARTICLE 8
                                     GENERAL
                                     -------

8.1      Notice

         Any notice, communication or demand to be made or given hereunder shall be in writing and may be made or given by personal delivery or by telecopy or other electronic means of communication addressed as follows:

                  To the Guarantor:

                  KeySpan Corporation
                  1 Metro Tech Centre
                  Brooklyn, New York
                  11201
                  Attention:        Treasurer
                  Telecopier No.:   (718) 403-6421


                  To the Administrative Agent and Guarantee Beneficiaries:

                  Royal Bank of Canada
                  Global Syndications - Canada
                  12th Floor, South Tower
                  Royal Bank Plaza, 200 Bay Street
                  Toronto, Ontario
                  M5J 2J2
                  Attention:        Manager, Agency
                  Telecopier No.:   (416) 974-2407


or such other address or telecopy number as any party may from time to time notify the other in accordance with this Section. Any notice, communication or demand made or given by personal delivery during usual business hours at the place of receipt on a Banking Day shall conclusively be deemed to have been given on the day of actual delivery thereof. Any notice, communication or demand made or given by personal delivery or by telecopier or other electronic means of communication after normal business hours at the place of receipt or otherwise than on a Banking Day shall be conclusively deemed to have been made or given at 9:00 a.m. on the Banking Day following actual delivery or transmittal, as the case may be.

8.2      Governing Law and Jurisdiction

     (a) This Guarantee and any other documents delivered hereunder shall be governed by and interpreted in accordance with the laws of Alberta and the laws of Canada applicable therein, and shall in all respects be treated as Alberta contracts.

     (b) The Guarantor hereby (i) irrevocably submits to the jurisdiction of the courts of the Province of Alberta over any suit, action or proceeding arising out of or relating to this Guarantee; (ii) irrevocably agrees that all claims in respect of any suit; action or proceeding may be heard and determined in such courts; (iii) irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such courts and any claim that any such suit, action or proceeding brought in such courts has been brought in an inconvenient forum; and (iv) irrevocably appoints Macleod Dixon (the "Process Agent"), with an office at the date hereof at 3700, 400 - 3rd Avenue S.W., Calgary, Alberta, T2P 4H2, as its authorized agent to accept and acknowledge service of any and all process which may be served in any suit, action or proceeding, and upon which such process may be served. Service of all process which may be served in any suit, action or proceeding on the Guarantor may be made by delivering a copy of such process to the Process Agent at the Process Agent's above address, and the Guarantor hereby irrevocably authorizes and directs the Process Agent to receive such service on its behalf. Notwithstanding the foregoing the Guarantor may from time to time request by notice in writing to the Administrative Agent that the person designated as Process Agent and/or the address of the Process Agent be changed and if the Administrative Agent agrees to that change "Process Agent" as used herein shall mean that the new person designated as Process Agent or if applicable, the new address of the Process Agent as agreed by the Administrative Agent. The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other manner provided by law. Nothing in this section shall affect the right of the Administrative Agent and the Lenders to serve process in any manner permitted by law, or limit the rights of the Administrative Agent and the Lenders to bring proceedings against the Guarantor in the courts of any other jurisdiction.

8.3      Judgment Currency

     (a) If, for the purpose of obtaining or enforcing judgment against the Guarantor in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 8.3 referred to as the "Judgment Currency") an amount due in Canadian Dollars or United States Dollars under this Guarantee (including a conversion of United States Dollars to Canadian Dollars), the conversion shall be made at the rate of exchange prevailing on the Banking Day immediately preceding:

          (i) the date of actual payment of the amount due, in the case of any proceeding in the courts of any jurisdiction that will give effect to such conversion being made on such date; or

          (ii) the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction;

          (the date as of which such conversion is made pursuant to this Section
          8.3 being hereinafter in this Section 8.3 referred to as the "Judgment Conversion Date").

     (b) If, in the case of any proceeding in the court of any jurisdiction referred to in Section 8.3, there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the Guarantor shall pay such additional amount (if any) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of Canadian Dollars or United States Dollars, as the case may be, which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date.

     (c) Any amount due from the Guarantor under the provisions of Section 8.3 shall be due as a separate debt and shall not be affected by or merged into any judgment being obtained for any other amounts due under or in respect of this Guarantee.

     (d) The term "rate of exchange" in this Section 8.3 means the rate of exchange at which the Administrative Agent is able, on the relevant date, to purchase the currency converted for the Judgment Currency.

8.4      Payments Free and Clear of Taxes

     (a) All payments to the Guarantee Beneficiaries by the Guarantor under this Guarantee shall be made free and clear of, and without deduction or withholding for, any and all Taxes imposed by any Governmental Authority, unless such Taxes are required by Applicable Law to be deducted or withheld. If the Guarantor shall be required by Applicable Law to deduct or withhold any such Taxes from or in respect of any amount payable hereunder, then (i) the amount payable under this Guarantee shall be increased (and for greater certainty, in the case of interest, the amount of interest shall be increased) as may be necessary so that, after making all required deductions or withholdings (including deductions or withholdings applicable to any additional amounts paid under this Section 8.4), the Guarantee Beneficiaries receive an amount equal to the amount they would have received if no such deduction or withholding had been made, (ii) the Guarantor shall make such deductions or withholdings, and (iii) the Guarantor shall immediately pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law.

     (b) The Guarantor agrees to immediately pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, financial institutions duties, debits taxes or similar levies (all such taxes, charges, duties and levies being referred to as "Other Taxes") which arise from any payment made by the Guarantor hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Guarantee.

     (c) The Guarantor shall indemnify the Guarantee Beneficiaries for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable by the Guarantor under this Section 8.4) paid by the Guarantee Beneficiaries or any of them, and any liability (including penalties, interest and expenses) arising from or with respect to such Taxes or Other Taxes, whether or not they were correctly or legally asserted. Payment under this indemnification shall be made within 10 days from the date the relevant Guarantee Beneficiaries makes a written claim to the Guarantor in respect thereof. A certificate as to the amount of such Taxes or Other Taxes submitted to the Guarantor by the relevant Guarantee Beneficiaries shall be conclusive evidence, absent manifest error, of the amount due from the Guarantor to the relevant Guarantee Beneficiaries.

     (d) The Guarantor shall furnish to the relevant Guarantee Beneficiaries the original or a certified copy of a receipt evidencing payment of Taxes or Other Taxes made by the Guarantor within 30 days after the date of any payment of Taxes or Other Taxes.

     (e)  The  provisions of this Section 8.4 shall survive the  termination  of
          the  Credit   Agreement  and  this   Guarantee  and  the  payment  and
          satisfaction of all Guaranteed Obligations.

8.5      Prohibited Rate

     (a) Notwithstanding anything herein or elsewhere contained, if and to the extent that under any circumstances the effective annual rate of interest (including, to the extent applicable to such determination, the aggregate of all charges and expenses, whether in the form of fees, fines, penalties, commissions or similar charges or expenses) received or to be received by the Guarantee Beneficiaries would but for this Section be a rate that is prohibited by Applicable Laws (such rate being hereinafter called the "Prohibited Rate"), then the effective annual rate of interest shall be and be deemed to be adjusted to the highest rate (hereinafter called the "Adjusted Rate") that the Guarantor could validly have agreed to pay the Guarantee Beneficiaries by contract on the date hereof under Applicable Laws.

     (b) If the Guarantee Beneficiaries have received a payment or partial payment which would, but for this Section, constitute payment at the Prohibited Rate, then any amount or amounts so received by the Guarantee Beneficiaries in excess of the Adjusted Rate shall and shall be deemed to have comprised a credit to be applied to subsequent payments on account of interest, fees or other amounts properly due to the Guarantee Beneficiaries, or if no further amounts are due, shall be repaid to the Guarantor.

     (c) It is the intent of this Section that under no circumstances shall the Guarantee Beneficiaries be entitled to receive nor shall it in fact receive any payment of interest, fees or other amounts at a rate that is prohibited under Applicable Laws.

8.6      Assignment

     (a) The Guarantee Beneficiaries may assign, or grant participations in, this Guarantee (in whole or in part) to any person to whom they are entitled to assign interests, or grant participations in the Credit Agreement provided that such an assignment or grant of participation is made concurrently with a corresponding assignment or grant of participation under the Credit Agreement.

     (b) Subject to Section 6.1(d), the Guarantor shall not assign its rights or obligations hereunder without the prior written consent of the Guarantee Beneficiaries.

     (c) In the event that another Lender is appointed as Administrative Agent pursuant to and in accordance with the Credit Agreement, the Administrative Agent shall give notice to the Guarantor and shall be entitled to assign to such successor Administrative Agent all its rights and obligations hereunder and the Guarantor shall take such actions and execute and deliver to the Administrative Agent and other such successor Administrative Agent all such documents as the Administrative Agent and its counsel shall reasonably request for the purpose of effecting the assignment.

8.7      Severability

         Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.8      Whole Agreement

         This Guarantee constitutes the whole and entire agreement with regard to the subject matter hereof and cancels and supersedes any prior agreements, undertakings, declarations, commitments and representations, written or oral, in respect thereof.

8.9      Amendments, Waivers and Consents

         This Guarantee may only be amended by agreement in writing between the Guarantor and the Administrative Agent, and provisions hereof may be waived or matters consented to by the Guarantee Beneficiaries only if the Guarantee Beneficiaries so agree in writing. Any waiver or consent by the Guarantee Beneficiaries under any provision of this Guarantee may be given subject to any conditions thought fit by the Guarantee Beneficiaries. Any waiver or consent shall be effective only in the specific instance and for the purpose for which it is given.

8.10     Further Assurances

     (a) The Guarantor shall promptly cure any defect by it in the execution and delivery of this Guarantee.

     (b) The Guarantor, at its expense, shall promptly execute and deliver to the Guarantee Beneficiaries, upon request by the Administrative Agent in writing, all such other and further documents, agreements, opinions, certificates and instruments in order to give effect to the covenants and agreements of the Guarantor in this Guarantee, and shall make any recording, file any notice or obtain any consent in connection therewith, all as may be reasonably necessary or appropriate.

8.11     Time of the Essence

         Time shall be of the essence of this Guarantee.

8.12     Separate Action

         In case of default hereunder, the Guarantee Beneficiaries may maintain an action or separate successive actions upon this Guarantee against the Guarantor whether or not the Borrower is joined therein or a separate action is brought against the Borrower or any other guarantor or any judgment obtained against any of them. The Guarantee Beneficiaries' rights shall not be exhausted by the exercise of any of the Guarantee Beneficiaries' rights hereunder or otherwise against the Guarantor or by any number of successive actions until and unless all Guaranteed Obligations have been fully paid an performed, and each of the Guarantor's obligations hereunder has been fully paid and performed.

8.13     Waiver and Acknowledgement

     (a)  The Guarantor hereby expressly waives:

               (i)  notice of acceptance of this Guarantee;

               (ii) notice of the  existence  or  creation  of all or any of the
                    Guaranteed Obligations;

               (iii)presentment,  demand, notice of dishonour,  protest, and all other notices whatsoever; and

               (iv) all diligence in collection or protection of or  realization upon the Guaranteed Obligations or any thereof, or any obligation hereunder;

     (b)  The Guarantor hereby acknowledges that:

               (i)  the   Guarantor   has   received  and  reviewed  the  Credit
                    Agreement; and

               (ii) this  Guarantee  is  intended  to  guarantee  payment of the
                    Guaranteed Obligations.

8.14     No Merger

         Neither the taking of any judgment nor the exercise of any right or remedy shall operate to extinguish the liability of the Guarantor to make payment of the Guaranteed Obligations nor shall the acceptance of any payment constitute or create any novation, and it is further agreed that the taking of a judgment or judgments under any of the covenants herein contained shall not operate as a merger of such covenants.

8.15     Successors and Assigns

         This Guarantee shall be binding upon the Guarantor, its successors and assigns, and shall enure to the benefit of the Lenders, the Administrative Agent and their respective successors and assigns.

8.16     Execution

         This Guarantee may be executed by facsimile transmission. Any facsimile transmission copy of this Guarantee shall be considered an original copy. The Guarantor shall promptly deliver to the Administrative Agent an original executed copy of this Guarantee immediately following facsimile transmission of an executed copy of this Guarantee being delivered.

         IN WITNESS WHEREOF the Guarantor has executed this Guarantee.

                                 KEYSPAN CORPORATION


                                 By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                   SCHEDULE 1

                               LITIGATION SCHEDULE

Legal Proceedings Regarding Environmental Matters

Air. The Guarantor has submitted timely applications for permits in accordance with the requirements of the Title V of the 1990 amendments to the Federal Clean Air Act ("CAA"). Final permits have been issued for all of the Guarantor's electric generating facilities with the exception of the Far Rockaway facility, which is pending. The permits allow the Guarantor's electric generating plants to continue to operate without any additional significant expenditures, except as described below.

The Guarantor's generating facilities are located within a CAA severe ozone non-attainment area, and are subject to the Phase I, II, and III NOx reduction requirements established under the Ozone Transportation Commission ("OTC") memorandum of understanding. Software and equipment upgrades of approximately $1 million for continuous emissions monitors ("CEM") may be required in 1999-2000 to meet EPA requirements for the NOx allowance tracking/trading program and certain other regulatory changes affecting the operation of CEM systems. The Guarantor currently estimates that it may be required to spend between $10 million and $35 million by the year 2003 for additional pollution control equipment to achieve the OTC Phase III NOx reduction requirements and/or new requirements imposed under the EPA NOx state implementation plan, depending on the actual level of NOx emission reductions which are required when pending regulations are implemented by the State of New York.

Water. The Guarantor possesses permits for its generating units which authorize discharges from cooling water circulating systems and chemical treatment systems. Several of these permits are being renewed; one or more of the new permits are expected to require biological monitoring to determine if the cooling water intake structures meet the best available technology requirements of the Federal Clean Water Act ("CWA") for the protection of marine life.

On behalf of Long Island Power Authority ("LIPA"), the Guarantor provides management and operations support for the LIPA-Connecticut Light and Power Company electric transmission cable system located under the Long Island Sound (the "Sound Cable"). The Connecticut Department of Environmental Protection ("DEP") and the New York State Department of Environmental Conservation ("DEC") separately have issued Administrative Consent Orders ("ACOs") in connection with releases of insulating fluid from the Sound Cable. The ACOs require the submission of a series of reports and studies describing cable system condition, operation and repair practices, alternatives for cable improvements or replacement, and environmental impacts associated with prior leaks of fluid into the Long Island Sound. Compliance activities associated with the ACOs are ongoing.

Superfund Sites. Federal and New York State Superfund laws impose liability, regardless of fault, upon generators of hazardous substances for costs associated with remediating contaminated property. In the course of its business operations, the Guarantor generates materials which are subject to these laws. From time to time, the Guarantor has received notices under these laws concerning possible claims with respect to sites at which hazardous substances generated by the Guarantor and other potentially responsible parties ("PRPs") allegedly were disposed.

The DEC has notified the Guarantor, pursuant to the State Superfund program, that the Guarantor may be responsible for the disposal of hazardous substances at the Huntington/East Northport Site, a municipal landfill property. The DEC investigation is in its preliminary stages, and the Guarantor currently is unable to estimate its share, if any, of the costs required to investigate and remediate this site.

Manufactured Gas Plant ("MGP") Sites. The Guarantor or its predecessor entities, including Brooklyn Union of Long Island and Long Island Lighting Company ("LILCO"), historically owned or operated several former MGP sites. Operations at these plants in the late 1800's and early 1900's may have resulted in the release of hazardous substances. These former sites have been identified to the DEC for inclusion on appropriate waste site inventories. In certain circumstances, former MGP sites can give rise to environmental cleanup responsibilities for the Guarantor.

The Guarantor has several former MGP sites that will require investigation and/or remediation. In 1995, the Guarantor executed an ACO with the DEC which addressed the investigation and remediation of the Brooklyn Borough Works site in Coney Island, Brooklyn. In 1998, the Guarantor executed an ACO for the investigation and remediation of the Clifton MGP site in Staten Island. Both of these properties are owned by the Guarantor. The City of New York has notified the Guarantor that a property now owned by the City which was formerly owned and operated by a Brooklyn Union of Long Island predecessor, the Citizen's Site, should be investigated. The Guarantor has submitted an investigation study plan and requested cost sharing for this property with the City. The Guarantor is awaiting the City's response. Two ACO's were executed on March 31, 1999 for Brooklyn Union of Long Island MGP sites. One ACO addressed two MGP sites classified as "Class II Sites" on the State registry of inactive hazardous waste sites. The other ACO addressed the four other MGP sites. Both ACO's generally require Brooklyn Union of Long Island to investigate the condition of each site and conduct remediation activities depending on the results of the investigation. The investigation of the Class II listed sites will proceed first, to be followed by the investigation of the four other sites in three month intervals.

The final end uses for these sites and acceptable remediation goals have not been determined in the ACOs. In addition, investigation may be required at other former MGP sites before determinations can be made regarding the need for or scope of potential remediation at these locations. Based upon activities conducted to date, the Guarantor estimates the minimum cost of its MGP-related environmental cleanup activities will be approximately $130 million; that amount has been accrued by the Guarantor as an environmental liability. The actual MGP-related costs may be substantially higher, depending upon remediation experience, selected end use for each site, and actual environmental conditions encountered.

Ravenswood. In June 1999 the Guarantor acquired the 2,168 megawatt Ravenswood electric generating facility located in Queens, New York from Consolidated Edison Company of New York, Inc. ("Con Ed") for approximately $597 million. The Guarantor has assumed all of Con Ed's historical and current environmental contingency obligations relating to facility operations other than liabilities arising from pre-closing disposal of waste at off-site locations and any monetary fines arising from Con Ed's pre-closing conduct. Presently, there are four ACO's issued to Con Ed by the DEC. Generally, the Guarantor's derivative obligations are expected to include investigation and remediation of certain petroleum releases, inspection and any necessary corrective action for certain aboveground storage tanks and underground piping, potential upgrades to existing cooling water intake structures, and implementation of an air emissions opacity reduction program. Pursuant to its derivative obligations, the Guarantor will complete the investigation and remediation of certain petroleum and other hazardous material releases at Ravenswood, as necessary. The Guarantor will also address similar releases not covered by the ACO's. The Ravenswood facility is also located on a former MGP site. In general, costs arising from remediation of MGP wastes could be material. Based on information currently available for environmental contingencies related to the Ravenswood acquisition, the Guarantor has accrued $5 million as the minimum liability to be incurred.